Exhibit 99.1
Universal Insurance Holdings Reports Third Quarter 2019 Results

•	3Q19 total revenue up 11.4% to $229.6 million; YTD19 up 15.2% to $699.9 million

•	3Q19 direct premiums written (“DPW”) up 10.9% to $342.9 million; YTD19 up 7.4% to $990.1 million

•	3Q19 other states (non-Florida) DPW up 27.6%; YTD19 up 29.1%

•	3Q19 diluted GAAP earnings per share (“EPS”) of $0.59, non-GAAP adjusted EPS[1] of $0.61

•	Year-over-year book value per share up 12.7% to $17.13

•	YTD19 diluted GAAP EPS of $2.82, non-GAAP adjusted EPS[1] of $2.67

•	YTD19 combined ratio of 90.5%

•	YTD19 annualized return on average equity of 23.9%

•	YTD19 Returned a record $49.9 million to shareholders through opportunistic share repurchases

1 Excludes net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions (“non-GAAP adjusted EPS”). Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., October 30, 2019 – Universal Insurance Holdings (NYSE: UVE) (the “Company”) reported 2019 third quarter diluted EPS of $0.59 on a GAAP basis and $0.61 non-GAAP adjusted EPS.1 Total revenue was up 11.4% from the year-ago quarter to $229.6 million. Book value per share grew to $17.13, an increase of 12.7% year-over-year, with a year-to-date annualized return on average equity of 23.9%.

“We achieved double digit revenue growth for both the third quarter and year-to-date periods, with solid profitability, resulting in a strong year-to-date total annualized return on average equity of 23.9%,” said Stephen J. Donaghy, Chief Executive Officer. “We believe these results, combined with the outstanding work our claims servicing team has done in bringing closure to prior years catastrophe events, and the launch this quarter of our multi-rater quote-to-bind platform on CloveredSM, where consumers can now receive up to five side-by-side quotes online from different carriers, positions us well to continue to deliver on our strategic priorities.”

Summary Financial Results

($thousands, except per share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change		2019	2018	Change
(GAAP comparison)
Total revenue	$229,641	$206,155	11.4%		$699,949	$607,443	15.2%
Income before income taxes	27,896	51,167	(45.5)%		132,570	164,114	(19.2)%
Income before income taxes margin	12.1%	24.8%	(12.7	)pts	18.9%	27.0%	(8.1	)pts
Diluted EPS	$0.59	$1.04	(43.3)%		$2.82	$3.45	(18.3)%

Annualized return on average equity (ROE)	14.0%	28.4%	(14.4	)pts	23.9%	33.1%	(9.2	)pts
Book value per share, end of period	17.13	15.20	12.7%		17.13	15.20	12.7%

(Non-GAAP comparison)[2]
Adjusted operating income	28,476	66,826	(57.4)%		125,520	189,518	(33.8)%
Adjusted EPS	$0.61	$1.37	(55.5)%		$2.67	$3.98	(32.9)%

[2] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted operating income excludes net realized and unrealized gains and losses on investments, interest expense, and extraordinary reinstatement premiums and associated commissions. Non-GAAP adjusted EPS excludes net realized and unrealized gains and losses on investments, as well as extraordinary reinstatement premiums and associated commissions.

Total revenue grew double digits for both the quarter and year-to-date periods, driven primarily by continued organic premium volume growth, pricing and investment portfolio performance. Income before income tax produced a 12.1% margin for the quarter, impacted by weather events above plan, partially offset by returns on our investment portfolio and integrated services performance. Year-to-date income before income tax produced an 18.9% margin. GAAP diluted EPS and non-GAAP adjusted EPS results for both the quarter and year-to-date reflect positive momentum from premium growth, investment performance and a reduced share count, offset by a higher core booked loss ratio (when compared to 2018), weather events above plan and a lower benefit from integrated services as prior years’ claims concluded. In addition, the year-to-date EPS decline relative to 2018 was driven by a pre-tax $6.5 million non-recurring benefit in policy acquisition costs in the second quarter of 2018. The Company produced a strong annualized year-to-date return on average equity of 23.9% and book value per share growth of 12.7% year-over-year.

Underwriting

($thousands, except policies in force)	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change		2019	2018	Change
Policies in force (as of end of period)	872,603	818,493	6.6%		872,603	818,493	6.6%
Premiums in force (as of end of period)	$1,267,681	$1,168,372	8.5%		$1,267,681	$1,168,372	8.5%

Direct premiums written	$342,872	$309,176	10.9%		$990,066	$921,941	7.4%
Direct premiums earned	313,065	288,404	8.6%		911,550	824,692	10.5%
Net premiums earned	206,599	188,938	9.3%		626,683	563,787	11.2%

Expense ratio[3]	33.5%	36.5%	(3.0	)pts	33.2%	33.9%	(0.7	)pts
Loss & LAE ratio	64.3%	45.5%	18.8	pts	57.3%	44.6%	12.7	pts
Combined ratio	97.8%	82.0%	15.8	pts	90.5%	78.6%	11.9	pts

[3] Expense ratio excludes interest expense.

Direct premiums written were up double digits for the quarter, led by the full quarter’s impact of rate increases in Florida and other states taking effect, as well as strong direct premium growth of 27.6% in Other States (non-Florida). Year-to-date, direct premiums written were up 7.4% led by the rate increases, as well as strong direct premium growth of 29.1% in Other States.

On the expense side, the combined ratio increased 15.8 points for the quarter and 11.9 points year-to-date. The increases were driven primarily by increased losses in connection with the diversified growth in the Company’s underlying business, increased core booked loss ratio at the start of 2019, weather events above plan and a reduced benefit from our claims adjusting business, partially offset by a reduction in the expense ratio as set forth below.

•
The expense ratio improved by 3 points for the quarter, primarily related to a 2.3 point improvement in the other operating expense ratio. Year-to-date, the expense ratio improved by 70 basis points. The year-to-date improvement was driven by a 1.7 point decrease in the other operating expense ratio, which was partially offset by a 90 basis point increase in the policy acquisition cost ratio.

◦
The improvement in the other operating expense ratio for the quarter and year-to-date periods was due to economies of scale, executive compensation reductions, and higher reinstatement premiums in the prior year’s comparison, affecting the base of the ratio.

◦
The increase in the policy acquisition cost ratio year-to-date relative to the first nine months of 2018 was due to a non-recurring benefit of $6.5 million recorded in the second quarter of 2018 related to a refund of prior year premium taxes as a result of a settlement with the Florida Department of Revenue, and higher reinstatement premiums in the prior year’s comparison, affecting the base of the ratio.

•	The net loss and loss adjustment expense (“LAE”) ratio increased 18.8 points for the quarter and 12.7 points year-to-date. Quarterly and year-to-date drivers include:

◦
Weather events in excess of plan of $15 million or 7.3 points ($7.5 million in 3Q18) for the quarter was related to weather events in Minnesota and a series of wind events in southeastern states, including

Hurricane Dorian. Year-to-date, weather events in excess of plan were $22.0 million or 3.5 points ($12.5 million in YTD18).

◦
Prior year reserve development of $3.2 million or 1.6 points for the quarter (immaterial in 3Q18) and $3.7 million or 60 basis points year-to-date ($2.2 million YTD18) were related to prior year’s catastrophe events.

◦
All other losses and loss adjustment expense of $114.4 million or 55.4 points for the quarter, and $333.3 million or 53.2 points for the year-to-date period, were primarily related to diversified growth, an increase in our core booked loss ratio at the start of 2019, and a reduced benefit from our adjusting business as prior years’ claims concluded.

Services

($thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Commission revenue	$7,380	$5,658	30.4%	$18,933	$16,638	13.8%
Policy fees	5,569	5,204	7.0%	16,587	15,743	5.4%
Other revenue	1,929	1,783	8.2%	5,369	5,258	2.1%
Total	$14,878	$12,645	17.7%	$40,889	$37,639	8.6%

Total services revenue increased 17.7% for the quarter and 8.6% year-to-date. The increase was driven by commission revenue earned on ceded premiums and an increase in policy fees and other revenue related to volume.

Investments

($thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Net investment income	$7,613	$6,642	14.6%	$23,165	$17,213	34.6%
Realized gains (losses)	(22)	403	NM	(13,152)	(2,093)	NM
Unrealized gains (losses)	573	(2,473)	NM	22,364	(9,103)	NM
NM = Not Meaningful

Net investment income increased 14.6% for the quarter and 34.6% year-to-date, primarily due to increased assets under management and an asset mix shift to higher yielding investment grade bonds during 2018 and 2019 which are having a greater impact on net investment income. Yields from the fixed income portfolio are dependent on future market forces, monetary policy and interest rate policy from the Federal Reserve. The Company continually monitors the current Federal Reserve interest rate trends, which has impacted effective yields on new fixed income and overnight cash purchases in 2019, but the impact has been somewhat limited, due to prudent duration strategies and asset mix shifts. Realized losses for the year-to-date period were primarily the result of liquidating underperforming equity securities. Unrealized gains were driven by market fluctuations in equity securities, resulting in a favorable outcome for the quarter and year-to-date periods.

Capital Deployment

During the third quarter, the Company repurchased approximately 964 thousand shares at an aggregate cost of $25.7 million. Year-to-date, the Company repurchased approximately 1.8 million shares at an aggregate cost of $49.9 million. The $49.9 million returned to shareholders through opportunistic share repurchases year-to-date is the largest amount of capital deployed for share repurchases over any other corresponding nine-month period in the Company’s history.

On June 5, 2019, the Board of Directors of the Company declared a quarterly cash dividend of 16 cents per share, which was paid in the third quarter on July 17, 2019, to shareholders of record as of the close of business on July 3, 2019.

Conference Call and Webcast

•	Thursday, October 31, 2019 at 9:00 a.m. ET

•	U.S. Dial-in Number: (855) 752-6647

•	International: (503) 343-6667

•	Participant code: 9183243

•	Listen to live webcast and view presentation: UniversalInsuranceHoldings.com

•	Replay of the call will be available on the UVE website and by phone at (855) 859-2056 or internationally at (404) 537-3406 using the participant code: 9183243 through November 14, 2019

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. (“UVE”) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 18 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including adjusted earnings per diluted share, which excludes the impact of the net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions. Extraordinary reinstatement premiums are not covered by reinstatement premium protection and attach just below the Florida Hurricane Catastrophe Fund (“FHCF”) reinsurance layer. Adjusted operating income excludes the impact of the net realized and unrealized gains and losses on investments, as well as interest expense and extraordinary reinstatement premiums and associated commissions. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Investor Relations Contact:
Rob Luther, 954-958-1200 ext. 6750
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30,	December 31,
	2019	2018
ASSETS:
Invested Assets
Fixed maturities, at fair value	$878,567	$820,438
Equity securities, at fair value	43,141	63,277
Investment real estate, net	15,688	24,439
Total invested assets	937,396	908,154
Cash and cash equivalents	159,638	166,428
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	280,297	142,750
Reinsurance recoverable	217,301	418,603
Premiums receivable, net	70,388	59,858
Property and equipment, net	41,016	34,991
Deferred policy acquisition costs	94,820	84,686
Goodwill	2,319	2,319
Other assets	23,468	37,966
TOTAL ASSETS	$1,829,278	$1,858,390

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$166,342	$472,829
Unearned premiums	680,195	601,679
Advance premium	40,669	26,222
Reinsurance payable, net	300,094	93,306
Long-term debt	10,294	11,397
Other liabilities	62,703	151,324
Total liabilities	1,260,297	1,356,757
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value) [4]	—	—
Common stock ($0.01 par value) [5]	467	465
Treasury shares, at cost - 13,502 and 11,731	(180,331)	(130,399)
Additional paid-in capital	93,546	86,353
Accumulated other comprehensive income (loss), net of taxes	21,089	(8,010)
Retained earnings	634,210	553,224
Total stockholders' equity	568,981	501,633
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,829,278	$1,858,390

Notes:
[4] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[5] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 46,713 and 46,514 shares; Outstanding 33,211 and 34,783 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
REVENUES
Net premiums earned	$206,599	$188,938	$626,683	$563,787
Net investment income	7,613	6,642	23,165	17,213
Net realized gains/(losses) on investments	(22)	403	(13,152)	(2,093)
Net change in unrealized gains/(losses) of equity securities	573	(2,473)	22,364	(9,103)
Commission revenue	7,380	5,658	18,933	16,638
Policy fees	5,569	5,204	16,587	15,743
Other revenue	1,929	1,783	5,369	5,258
Total revenues	$229,641	$206,155	$699,949	$607,443

EXPENSES
Losses and loss adjustment expenses	$132,571	$85,947	$358,961	$251,715
Policy acquisition costs	45,131	42,745	132,863	114,333
Other operating expenses	23,986	26,207	75,352	77,023
Interest expense	57	89	203	258
Total expenses	$201,745	$154,988	$567,379	$443,329

Income before income tax expense	$27,896	$51,167	$132,570	$164,114
Income tax expense	$7,750	$13,787	$34,983	$40,595
NET INCOME	$20,146	$37,380	$97,587	$123,519

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Weighted average common shares outstanding - basic	33,649	34,861	34,230	34,870
Weighted average common shares outstanding - diluted	33,930	35,919	34,565	35,754
Shares outstanding, end of period	33,211	34,933	33,211	34,933
Basic earnings per common share	$0.60	$1.07	$2.85	$3.54
Diluted earnings per common share	$0.59	$1.04	$2.82	$3.45
Cash dividend declared per common share	$0.16	$0.16	$0.48	$0.44
Book value per share, end of period	17.13	15.20	17.13	15.20
Annualized return on average equity (ROE)	14.0%	28.4%	23.9%	33.1%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019		2018		2019		2018
Premiums
Direct premiums written - Florida	$280,141		$260,024		$819,185		$789,539
Direct premiums written - Other States	62,731		49,152		170,881		132,402
Direct premiums written - Total	$342,872		$309,176		$990,066		$921,941
Direct premiums earned	$313,065		$288,404		$911,550		$824,692
Net premiums earned	$206,599		$188,938		$626,683		$563,787

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	64.3%		45.5%		57.3%		44.6%
Policy acquisition cost ratio	21.8%		22.6%		21.2%		20.3%
Other operating expense ratio[6]	11.6%		13.9%		12.0%		13.7%
General and administrative expense ratio[6]	33.5%		36.5%		33.2%		33.9%
Combined ratio	97.8%		82.0%		90.5%		78.6%

Other Items
(Favorable)/Unfavorable prior year reserve development	$3,218		$(39)		$3,703		$2,227
Points on the loss and loss adjustment expense ratio	156	bps	(2	)bps	59	bps	40	bps

[6] Expense ratio excludes interest expense.

	As of
	September 30,
	2019	2018
Policies in force
Florida	653,202	636,985
Other States	219,401	181,508
Total	872,603	818,493

Premiums in force
Florida	$1,051,030	$1,001,791
Other States	216,651	166,581
Total	$1,267,681	$1,168,372

Total Insured Value
Florida	$161,761,450	$154,932,275
Other States	87,516,672	67,744,874
Total	$249,278,122	$222,677,149

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Income Before Income Taxes	$27,896	$51,167	$132,570	$164,114
Adjustments:
Reinstatement premium, net of commissions[7]	1,074	13,500	1,959	13,950
Net unrealized (gains)/losses on equity securities	(573)	2,473	(22,364)	9,103
Net realized (gains)/losses on investments	22	(403)	13,152	2,093
Interest Expense	57	89	203	258
Total Adjustments	580	15,659	(7,050)	25,404
Non-GAAP Adjusted Operating Income	$28,476	$66,826	$125,520	$189,518

GAAP Diluted EPS	$0.59	$1.04	$2.82	$3.45
Adjustments:
Reinstatement premium, net of commissions[7]	0.03	0.38	0.06	0.39
Net unrealized (gains)/losses on equity securities	(0.01)	0.07	(0.64)	0.25
Net realized (gains)/losses on investments	—	(0.01)	0.38	0.06
Total Pre-Tax Adjustments	0.02	0.44	(0.20)	0.70
Income Tax on Above Adjustments	—	(0.11)	0.05	(0.17)
Total Adjustments	0.02	0.33	(0.15)	0.53
Non-GAAP Adjusted EPS	$0.61	$1.37	$2.67	$3.98

[7] Includes reinstatement premiums not covered by reinstatement premium protection and related commissions.